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                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and Registration Statement No. 53005 of WMX Technologies, Inc. of our reports dated February 6, 1995 (except with respect to the matter discussed in Note 17, as to which the date is March 14,
1995) included (or incorporated by reference) in the WMX Technologies, Inc. Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in such Registration Statements.

                                                 /s/ Arthur Andersen LLP
                                          _____________________________________
                                                   ARTHUR ANDERSEN LLP

Chicago, Illinois
June 9, 1995